SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                      ----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                        Date of Report: March 6, 2001



                             F.N.B. CORPORATION
           ______________________________________________________
           (Exact name of registrant as specified in its charter)


          Pennsylvania                   0-8144               25-1255406
  ----------------------------        -----------        -------------------
    (State of Incorporation)          (Commission            (IRS Employer
                                      File Number)       Identification No.)





          One F.N.B. Blvd., Hermitage, Pennsylvania           16148
          -----------------------------------------        ----------
           (Address of principal executive offices)        (Zip code)


                                (724) 981-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS

          On March 6, 2001, the Registrant issued a press release describing the Registrant's proposed relocation of its corporate headquarters from Hermitage, Pennsylvania to Naples, Florida and proposed reincorporation from Pennsylvania to Florida. A copy of the Registrant's press release is filed as an exhibit to this Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c) Exhibits.

              The following exhibit is filed with this report:

              Exhibit No.     Description
              -----------     -----------
              99.1            Press release dated March 6, 2001

                               Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     F.N.B. CORPORATION
                                     (Registrant)


                                     By:    /s/John D. Waters
                                            ______________________________
                                     Name:  John D. Waters
                                     Title: Vice President and
                                            Chief Financial Officer

Dated: March 6, 2001

                                 EXHIBIT INDEX


                Exhibit No.      Description
                -----------      -----------
                99.1             Press release dated March 6, 2001

                                                                EXHIBIT 99.1

                                            F.N.B. CORPORATION
                                            (Nasdaq: FBAN)
                                            HERMITAGE, PA  16148
www.fnbcorporation.com

FOR IMMEDIATE RELEASE
---------------------

DATE:      March 6, 2001
CONTACT:   Clay W. Cone
           Vice President - Corporate Affairs
           941-436-1676

         F.N.B. CORPORATION TO MOVE HEADQUARTERS TO NAPLES, FLORIDA

NAPLES, FL, and HERMITAGE, PA, March 6 - F.N.B. Corporation (NASDAQ: FBAN), today announced that its Board of Directors has approved the relocation of its corporate headquarters from Hermitage, Pennsylvania to Naples, Florida. The company also intends to change the place of its legal incorporation from Pennsylvania to Florida.

F.N.B. Corporation was incorporated in 1974 in Hermitage, Pennsylvania, and at that time substantially all of the company's business was being conducted in Pennsylvania.

In 1997, F.N.B. expanded into Florida. As a result of the dynamic growth experienced in that state and because of subsequent acquisitions, the majority of the corporation's assets and shareholders now reside in Florida. The opportunities for further growth in Florida are bright, and the relocation will enable the company to continue its growth strategy.

"This plan is something that the company has long studied and makes sense from both an operational and organizational standpoint," said Gary L. Tice, President and Chief Executive Officer of F.N.B. Corporation. "By relocating to Southwest Florida, the company will be closer to the majority of customers served by its banking and other financial services subsidiaries."

The relocation of the company's principal offices to Naples, Florida, was unanimously approved by the Board of Directors last month and has been completed.

The reincorporation of F.N.B. in the state of Florida will be considered by shareholders at the company's annual meeting on Monday, April 23, 2001, at the' Naples Beach Hotel.

Steve Gurgovits, Vice Chairman of F.N.B. Corporation and President and Chief Executive Officer of First National Bank of Pennsylvania, noted that the relocation of the corporation does not reflect a shift in strategy nor take away from the importance of the company's successful banking operations located in the northern part of its franchise.

Gurgovits added that the company's Pennsylvania and Ohio banking affiliates will remain headquartered in Hermitage, Pennsylvania, and Youngstown, Ohio, respectively.

"For everyone involved with F.N.B., the relocation of the holding company will be transparent," he said. "No employees will be affected by this move and the company will continue to maintain a significant presence in the communities that it currently serves."

F.N.B. Corporation is a $3.9 billion diversified financial services company. The company currently operates community banks, insurance agencies, a consumer finance company and First National Trust Company with a total of 154 offices in five states. F.N.B. has increased cash dividends for 28 consecutive years and has been recognized as a Dividend Achiever by Mergent FIS, formerly known as Moody's Investors Service.

                                 # # # # #

This release contains certain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and specifically the operations, markets and products of F.N.B. Corporation. Actual results could differ materially from those projected. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

Copies of this news release are available over the Internet at www.fnbcorporation.com or by contacting F.N.B. at 1-800-262-7600, extension 1676. Shares of the corporation's common stock are traded on the Nasdaq Stock Market under the symbol FBAN.